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FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

___________________________

BRANDYWINE REALTY TRUST
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	23-2413352 (I.R.S. employer identification no.)

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2862640 (I.R.S. employer identification no.)

TABLE OF CO-REGISTRANTS

Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

AAPOP 2, L.P.	Delaware	23-2901049
Brandywine Ambassador, L.P.	Pennsylvania	23-3012908
Brandywine Central L.P.	Pennsylvania	23-1946970
Brandywine Cira, L.P.	Pennsylvania	20-0342137
Brandywine F.C., L.P.	Pennsylvania	20-1238432
Brandywine Grande B, L.P.	Delaware	23-2977952
Brandywine Metroplex, L.P.	Pennsylvania	23-3064291
Brandywine P.M., L.P.	Pennsylvania	23-2947776
Brandywine TB Florig, L.P.	Pennsylvania	23-3076172
Brandywine TB Inn, L.P.	Pennsylvania	23-3081409
Brandywine TB I, L.P.	Pennsylvania	23-2947784
Brandywine TB II, L.P.	Pennsylvania	23-2947790
Brandywine TB V, L.P.	Pennsylvania	23-2947794
Brandywine TB VI, L.P.	Pennsylvania	23-2971995
Brandywine TB VIII, L.P.	Pennsylvania	23-3076170
C/N Iron Run Limited Partnership III	Pennsylvania	23-2895861
C/N Leedom Limited Partnership II	Pennsylvania	23-2877566
C/N Oaklands Limited Partnership I	Pennsylvania	23-2877569
C/N Oaklands Limited Partnership III	Pennsylvania	23-2877558
e-Tenants.com Holding, L.P.	Pennsylvania	23-3076174
Fifteen Horsham, L.P.	Pennsylvania	23-2877570
Iron Run Limited Partnership V	Pennsylvania	23-2877557
LC/N Horsham Limited Partnership	Pennsylvania	23-2877563
LC/N Keith Valley Limited Partnership I	Pennsylvania	23-2877564
Newtech IV Limited Partnership	Pennsylvania	23-2877568
Nichols Lansdale Limited Partnership III	Pennsylvania	23-2877561
Witmer Operating Partnership I, L.P.	Delaware	23-2877571
100 Arrandale Associates, L.P.	Pennsylvania	23-2864652
111 Arrandale Associates, L.P.	Pennsylvania	23-2853429
440 Creamery Way Associates, L.P.	Pennsylvania	23-2565917
442 Creamery Way Associates, L.P.	Pennsylvania	23-2561338
481 John Young Way Associates, L.P.	Pennsylvania	23-2853426
Interstate Center Associates	Virginia	54-1815494
IR Northlight II Associates	Pennsylvania	23-2926116
Plymouth TFC General Partnership	Pennsylvania	23-2941286
BTRS, Inc.	Delaware	23-3084141
Southpoint Land Holdings, Inc.	Pennsylvania	23-2557504
Valleybrooke Land Holdings, Inc.	Pennsylvania	23-2552215
Brandywine Ambassador, L.L.C.	Pennsylvania	23-3012909
Brandywine Charlottesville LLC	Virginia	54-1991092
Brandywine Christina LLC	Delaware	23-3101977
Brandywine Cira, LLC	Pennsylvania	20-0342081
Brandywine Dabney, L.L.C.	Delaware	23-2977512
Brandywine Dominion, L.L.C.	Pennsylvania	23-2947771

Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Brandywine F.C., L.L.C.	Pennsylvania	20-1238298
Brandywine Grande B, LLC	Delaware	20-1244735
Brandywine Greentree V, LLC	Delaware	20-1365606
Brandywine Interstate 50, L.L.C.	Delaware	23-2983152
Brandywine – Main Street, LLC	Delaware	23-2907342
Brandywine Metroplex LLC	Pennsylvania	23-3064290
Brandywine P.M., L.L.C.	Pennsylvania	23-2947779
Brandywine Piazza, L.L.C.	New Jersey	23-3640190
Brandywine Plaza 1000, L.L.C.	New Jersey	22-3640196
Brandywine Promenade, L.L.C.	New Jersey	23-3640188
Brandywine TB Florig, LLC	Pennsylvania	23-3076168
Brandywine TB Inn, L.L.C.	Pennsylvania	23-3081407
Brandywine TB I, L.L.C.	Pennsylvania	23-2947782
Brandywine TB II, L.L.C.	Pennsylvania	23-2947787
Brandywine TB V, L.L.C.	Pennsylvania	23-2947792
Brandywine TB VI, L.L.C.	Pennsylvania	23-2971993
Brandywine TB VIII, L.L.C.	Pennsylvania	23-3076169
Brandywine Trenton Urban Renewal, L.L.C.	Delaware	52-2088312
Brandywine Witmer, L.L.C.	Pennsylvania	23-2947796
Christiana Center Operating Company III LLC	Delaware	23-3032421
e-Tenants LLC	Delaware	23-3040699
Brandywine Byberry LP	Delaware	20-2392951
Brandywine Midatlantic LP	Delaware	23-2940643
OLS Office Partners, L.P.	Delaware	23-3000010
Radnor Center Associates	Pennsylvania	23-2767843
Radnor Properties Associates-II, L.P.	Delaware	23-3074619
Radnor Properties-SDC, L.P.	Delaware	23-3074633
Radnor Properties-200 RC Holdings, L.P.	Delaware	16-1714258
Radnor Properties-200 RC, L.P.	Delaware	23-3074635
Radnor Properties-201 KOP, L.P.	Delaware	23-3074626
Radnor Properties-555 LA, L.P.	Delaware	23-3074630
Brandywine Byberry LLC	Delaware	20-2168640
Brandywine Midatlantic LLC	Delaware	20-1626311
Brandywine One Logan LLC	Pennsylvania	23-2984508
Brandywine One Rodney Square LLC	Delaware	23-3091086
Brandywine Radnor Center LLC	Pennsylvania	23-3066194
Brandywine Radnor 200 Holdings LLC	Delaware	20-2215308
Brandywine 300 Delaware LLC	Delaware	51-0391799
Radnor GP, L.L.C.	Delaware	23-3063212
Radnor GP-SDC, L.L.C.	Delaware	23-3074632
Radnor GP-200 RC, L.L.C.	Delaware	23-3074634
Radnor GP-201 KOP, L.L.C.	Delaware	23-3074624
Radnor GP-555 LA, L.L.C.	Delaware	23-3074629

401 Plymouth Road, Suite 500 Plymouth Meeting, Pennsylvania (Address of principal executive offices)	19462 (Zip code)

___________________________

Debt Securities
(Title of the indenture securities)

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1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form
T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of May, 2005.

THE BANK OF NEW YORK

By:	/S/ ROBERT A. MASSIMILLO
Name: ROBERT A. MASSIMILLO
Title: VICE PRESIDENT

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$ 3,866,500
Interest-bearing balances	8,455,170
Securities:
Held-to-maturity securities	1,885,665
Available-for-sale securities	20,781,508
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,730,007
Securities purchased under agreements to resell	847,805
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,195,743
LESS: Allowance for loan and lease losses	587,611
Loans and leases, net of unearned income and allowance	35,608,132
Trading Assets	4,174,521
Premises and fixed assets (including capitalized leases)	949,424
Other real estate owned	754
Investments in unconsolidated subsidiaries and associated companies	268,366
Customers' liability to this bank on acceptances outstanding	52,800
Intangible assets
Goodwill	2,746,404
Other intangible assets	758,137
Other assets	8,013,234

Total assets	$92,138,427

LIABILITIES
Deposits:
In domestic offices	$41,480,131
Noninterest-bearing	16,898,525
Interest-bearing	24,581,606
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,028,722
Noninterest-bearing	576,431
Interest-bearing	23,452,291
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,040,432
Securities sold under agreements to repurchase	491,007
Trading liabilities	2,724,930
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,780,573
Not applicable
Bank's liability on acceptances executed and outstanding	54,517
Subordinated notes and debentures	2,390,000
Other liabilities	6,901,014

Total liabilities	$83,891,326

Minority interest in consolidated subsidiaries	140,499

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus (exclude all surplus related to preferred stock)	2,087,221
Retained earnings	4,892,420
Accumulated other comprehensive income	-8,323
Other equity capital components	0

Total equity capital	8,106,602

Total liabilities, minority interest, and equity capital	$92,138,427

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

          Thomas J. Mastro,
Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors